Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR FIRST QUARTER OF 2012

ZUG, SWITZERLAND, May 1, 2012 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the first quarter of 2012 of $40.6 million, or $0.38 per diluted share, compared with $23.0 million, or $0.18 per diluted share, in the first quarter of 2011. Net income in both quarterly periods was impacted by asbestos-related provisions as detailed in the attached table. Excluding such items from both quarterly periods, net income in the first quarter of 2012 was $42.6 million, or $0.40 per diluted share, compared with $23.4 million, or $0.19 per diluted share, in the year-ago quarter.

The following tables present quarterly and average quarterly data, both as reported and as adjusted (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q1 2012	Q1 2011	Qtrly Avg. 2011
Net income	$40.6	$23.0	$40.6
Net income, as adjusted	$42.6	$23.4	$43.1
Consolidated revenues (FW Scope)	$625.0	$568.8	$655.8

In commenting on the company’s results, Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Our net income for the first quarter of 2012 was comparable to the average quarter of 2011, as increased EBITDA in our Global Power Group offset a decline in the EBITDA generated by our Global Engineering and Construction Group.”

Global Engineering and Construction (E&C) Group

(in millions)	Q1 2012	Q1 2011	Qtrly Avg. 2011
New orders booked (FW Scope)	$371.0	$381.4	$361.8
Operating revenues (FW Scope)	$365.0	$358.8	$398.8
Segment EBITDA	$46.9	$41.7	$52.6
EBITDA Margin (FW Scope)	12.9%	11.6%	13.2%

•	EBITDA in the first quarter of 2012 was below the average quarter of 2011 due in part to higher sales pursuit costs and a decline in equity earnings from partially owned power projects in Italy.

•	New orders booked in Foster Wheeler scope were above the average quarter of 2011 due in part to a steady pace of small and medium-sized contract awards during the first quarter of 2012.

•	Scope operating revenues in the first quarter of 2012 were below the average quarter of 2011, primarily due to the timing of work executed.

Global Power Group (GPG)

(in millions)	Q1 2012	Q1 2011	Qtrly Avg. 2011
New orders booked (FW Scope)	$159.4	$141.3	$313.0
Operating revenues (FW Scope)	$260.0	$210.0	$257.0
Segment EBITDA	$52.3	$26.5	$46.1
EBITDA Margin (FW Scope)	20.1%	12.6%	17.9%

•	EBITDA in the first quarter of 2012 was above the average quarter of 2011 due largely to a favorable $6.9 million settlement of a subcontractor claim.

•	Scope new orders were below the average quarter of 2011 primarily because the contracts awarded in the first quarter of 2012 were for boilers of smaller average size.

•	Scope operating revenues in the first quarter of 2012 were comparable to the average quarter of 2011, largely reflecting steady progress in executing the work already in backlog.

Masters said, “We maintain the expectation that our earnings per share for the full year of 2012 will be materially higher than they were in 2011, aided by higher volumes and a lower share count. However, as we progress through the year, we also expect that our quarterly earnings will continue to display customary volatility.”

“In our Global E&C Group, we continue to expect that scope revenues in 2012 will be above the level of 2011 – and that the full-year 2012 EBITDA margin on scope revenues will be in the range of 12%-14%.”

Masters added, “In our Global Power Group, we continue to expect that scope revenues in 2012 will be above the level of 2011 – and that the full-year 2012 EBITDA margin on scope revenues will be in the range of 16%-18%.”

Share Repurchase Program

The company’s share repurchase activity in the first quarter of 2012 consisted of the previously announced 564,100 shares, which were purchased for approximately $10.9 million in January. At the company’s annual general meeting today, shareholders approved a requested increase in the share repurchase program. As of today, the company has $500 million available under the authorized share repurchase program.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our U.S. senior credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our U.S. senior credit agreement. The company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•

It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company’s operations, any measure that excludes taxes has material limitations; and

•

It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business group operating revenues in Foster Wheeler Scope into business group EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Tuesday, May 1, at 4:30 p.m. Central European Time (10:30 a.m. Eastern Standard Time in the U.S.) to discuss its financial results for the first quarter ended March 31, 2012. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 58885818) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the company’s website for four weeks following the call.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 12,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries. The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services. The company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland. For more information about Foster Wheeler, please visit our Web site at http://www.fwc.com.

# # #

12-571

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication or the relocation of our principal executive offices to Geneva, Switzerland; the benefits, effects or results of our strategic renewal initiative; further deterioration in global economic conditions; changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries; changes in the financial condition of our customers; changes in regulatory environments; changes in project design or schedules; contract cancellations; changes in estimates made by the Company of costs to complete projects; changes in trade, monetary and fiscal policies worldwide; compliance with laws and regulations relating to our global operations; currency fluctuations; war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company; interruptions to shipping lanes or other methods of transit; outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure; protection and validity of its patents and other intellectual property rights; increasing global competition; compliance with debt covenants; recoverability of claims against customers and others by the Company and claims by third parties against the Company; and changes in estimates used in our critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed or furnished with the Securities and Exchange Commission.

Contacts:
Media	Julie Stanisz	908 730-4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908 730-4155	E-mail: scott_lamb@fwc.com

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Operating revenues	$933,096	$1,036,252
Cost of operating revenues	793,764	936,997

Contract profit	139,332	99,255
Selling, general and administrative expenses	83,281	73,841
Other income, net	(8,184)	(14,266)
Other deductions, net	4,064	6,117
Interest income	(3,169)	(3,275)
Interest expense	3,416	3,879
Net asbestos-related provision	1,997	400

Income before income taxes	57,927	32,559
Provision for income taxes	14,884	7,283

Net income	43,043	25,276
Less: Net income attributable to noncontrolling interests	2,397	2,305

Net income attributable to Foster Wheeler AG	$40,646	$22,971

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	107,774,203	124,680,060
Weighted-average number of shares outstanding for diluted earnings per share	107,881,807	125,331,870
Earnings per share:
Basic	$0.38	$0.18

Diluted	$0.38	$0.18

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$648,904	$718,049
Short-term investments	1,334	1,294
Accounts and notes receivable, net:
Trade	573,564	427,984
Other	100,632	97,495
Contracts in process	209,487	166,648
Prepaid, deferred and refundable income taxes	65,507	62,616
Other current assets	52,319	49,101

Total current assets	1,651,747	1,523,187

Land, buildings and equipment, net	344,876	341,987
Restricted cash	37,561	44,094
Notes and accounts receivable – long-term	6,478	6,210
Investments in and advances to unconsolidated affiliates	212,657	211,109
Goodwill	114,286	112,120
Other intangible assets, net	72,105	74,386
Asbestos-related insurance recovery receivable	148,246	157,127
Other assets	122,871	118,178
Deferred tax assets	23,746	25,482

TOTAL ASSETS	$2,734,573	$2,613,880

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$13,004	$12,683
Accounts payable	300,380	250,821
Accrued expenses	222,711	237,089
Billings in excess of costs and estimated earnings on uncompleted contracts	598,845	550,746
Income taxes payable	33,858	39,645

Total current liabilities	1,168,798	1,090,984

Long-term debt	138,340	136,428
Deferred tax liabilities	47,070	44,622
Pension, postretirement and other employee benefits	169,557	171,065
Asbestos-related liability	262,254	269,520
Other long-term liabilities	165,828	160,596
Commitments and contingencies

TOTAL LIABILITIES	1,951,847	1,873,215

Temporary Equity:

Non-vested share-based compensation awards subject to redemption	6,295	4,993

TOTAL TEMPORARY EQUITY	6,295	4,993

Equity:
Registered shares	321,455	321,181
Paid-in capital	609,916	606,053
Retained earnings	740,617	699,971
Accumulated other comprehensive loss	(515,125)	(530,068)
Treasury shares	(420,345)	(409,390)

TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	736,518	687,747

Noncontrolling interests	39,913	47,925

TOTAL EQUITY	776,431	735,672

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,734,573	$2,613,880

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Global Engineering & Construction Group
Backlog - in future revenues	$2,450,800	$2,853,100
New orders booked - in future revenues	672,600	719,800
Operating revenues	670,873	823,743
EBITDA	46,928	41,668

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,397,200	1,637,800
New orders booked - in Foster Wheeler Scope	371,000	381,400
Operating revenues - in Foster Wheeler Scope	$365,016	$358,772

Global Power Group
Backlog - in future revenues	$1,139,600	$996,200
New orders booked - in future revenues	161,700	143,700
Operating revenues	262,223	212,509
EBITDA	52,316	26,464

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,130,100	986,300
New orders booked - in Foster Wheeler Scope	159,400	141,300
Operating revenues - in Foster Wheeler Scope	$259,966	$210,042
Corporate & Finance Group (2)
EBITDA	$(27,278)	$(21,328)

Consolidated
Backlog - in future revenues	$3,590,400	$3,849,300
New orders booked - in future revenues	834,300	863,500
Operating revenues	933,096	1,036,252
EBITDA	71,966	46,804

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,527,300	2,624,100
New orders booked - in Foster Wheeler Scope	530,400	522,700
Operating revenues - in Foster Wheeler Scope	$624,982	$568,814

(1)

Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended
	2012	2011	December 31, 2011
Reconciliation of EBITDA to Net Income (1)
EBITDA:
Global Engineering & Construction Group	$46,928	$41,668	$210,541
Global Power Group	52,316	26,464	184,467
Corporate & Finance Group	(27,278)	(21,328)	(111,779)

Consolidated EBITDA	71,966	46,804	283,229
Less: Interest expense	3,416	3,879	12,876
Less: Depreciation/amortization (2)	13,020	12,671	49,456
Less: Provision for income taxes	14,884	7,283	58,514

Net income (1)	$40,646	$22,971	$162,383

Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$365,016	$358,772	$1,594,992
Flow-through revenues	305,857	464,971	1,848,087

Operating revenues	$670,873	$823,743	$3,443,079

Global Power Group
Foster Wheeler Scope operating revenues	$259,966	$210,042	$1,028,176
Flow-through revenues	2,257	2,467	9,474

Operating revenues	$262,223	$212,509	$1,037,650

Consolidated
Foster Wheeler Scope operating revenues	$624,982	$568,814	$2,623,168
Flow-through revenues	308,114	467,438	1,857,561

Operating revenues	$933,096	$1,036,252	$4,480,729

(1)	Net income attributable to Foster Wheeler AG.
(2)	The depreciation / amortization by business segment:

	Three Months Ended March 31,		Twelve Months Ended
	2012	2011	December 31, 2011
Global Engineering & Construction Group	$5,423	$6,639	$24,867
Global Power Group	6,955	5,430	22,116
Corporate & Finance Group	642	602	2,473

Total depreciation / amortization	$13,020	$12,671	$49,456

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2012
	EBITDA	Net Income*	Diluted Earnings Per Share
As adjusted	$73,963	$42,643	$0.40
Adjustments:
Net asbestos-related provision	(1,997)	(1,997)	(0.02)

As reported	$71,966	$40,646	$0.38

	Three Months Ended
	March 31, 2011
	EBITDA	Net Income*	Diluted Earnings Per Share
As adjusted	$47,204	$23,371	$0.19
Adjustments:
Net asbestos-related provision	(400)	(400)	(0.01)

As reported	$46,804	$22,971	$0.18

	Twelve Months Ended
	December 31, 2011
	EBITDA	Net Income*	Diluted Earnings Per Share
As adjusted	$293,130	$172,284	$1.43
Adjustments:
Net asbestos-related provision	(9,901)	(9,901)	(0.08)

As reported	$283,229	$162,383	$1.35

*	Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2011 Full Year	2011 Quarterly Average(1)

Consolidated
Operating revenues - in Foster Wheeler Scope	$2,623,168	$655,792
Net income (2)	$162,383	$40,596
Adjusted net income (2)	$172,284	$43,071
Consolidated EBITDA	$283,229	$70,807
Consolidated EBITDA, as adjusted	$293,130	$73,283

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,447,200	$361,800
Operating revenues - in Foster Wheeler Scope	$1,594,992	$398,748
Segment EBITDA	$210,541	$52,635
EBITDA margin	13.2%	13.2%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,251,800	$312,950
Operating revenues - in Foster Wheeler Scope	$1,028,176	$257,044
Segment EBITDA	$184,467	$46,117
EBITDA margin	17.9%	17.9%

(1)	To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.
(2)	Net income attributable to Foster Wheeler AG.